BACAP ALTERNATIVE MUTLI-STRATEGY FUND, LLC
                                    FORM OF
                         CUSTODIAN SERVICES AGREEMENT

     THIS AGREEMENT is made as of [________], 2003 by and between [_____] ("Custodian"), and BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC, a Delaware limited liability company (the "Fund").

                             W I T N E S S E T H:

     WHEREAS,  the  Fund  is  registered  as  a  closed-end,   non-diversified
management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain Custodian to provide custodian services, and Custodian wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Definitions. As Used in This Agreement:

     (a)  "1933 Act" means the Securities Act of 1933, as amended.

     (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c) "Authorized Person" means any officer of the Fund and any other person authorized by the Fund to give Oral or Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

     (d) "Board of Managers" and "Members" shall have the same meanings as set forth in the Fund's limited liability company agreement (the "Limited Liability Company Agreement").

     (e) "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

     (f)  "CEA" means the Commodities Exchange Act, as amended.

     (g) "Oral Instructions" mean oral instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person. Custodian may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

     (h) "Custodian" means Custodian Company or a subsidiary or affiliate of Custodian Company.

     (i)  "SEC" means the Securities and Exchange Commission.

     (j) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

     (k) "Interests" mean the shares of beneficial interest of any series or class of the Fund.

     (l)  "Property" means:

          (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with Custodian or which Custodian may from time to time hold for the Fund;

          (ii) all income in respect of any of such securities or other investment items;

         (iii) all proceeds of the sale of any of such securities or investment items; and

          (iv) all proceeds of the sale of securities issued by the Fund, which are received by Custodian from time to time, from or on behalf of the Fund.

     (n) "Written Instructions" mean (i) written instructions signed by two Authorized Persons and received by Custodian or (ii) trade instructions transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access. The instructions may be delivered electronically or by hand, mail or facsimile sending device.

2. Appointment. The Fund hereby appoints Custodian to provide custodian services to the Fund and Custodian accepts such appointment and agrees to furnish such services.

3. Delivery of Documents. The Fund has provided or, where applicable, will provide Custodian with the following:

     (a)  at Custodian's  request,  certified or  authenticated  copies of the
          resolutions   of  the  Fund's  Board  of  Managers,   approving  the
          appointment of Custodian or its affiliates to provide services;

     (b)  a copy of the Fund's most recent effective registration statement;

     (c)  a copy of the Fund's advisory agreements;

     (d)  a copy of the Fund's administration agreement; and

     (e) certified or authenticated copies of any and all amendments or supplements to the foregoing.

4.   Compliance with Laws.

     Custodian undertakes to comply with all applicable requirements of the Securities Laws and laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Custodian hereunder. Except as specifically set forth herein, Custodian assumes no responsibility for such compliance by the Fund or any other entity.

5.   Instructions.

     (a) Unless otherwise provided in this Agreement, Custodian shall act only upon Oral Instructions or Written Instructions.

     (b) Custodian shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by Custodian to be an Authorized Person) pursuant to this Agreement. In the absence of manifest error (to Custodian), Custodian may assume that any such Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Managers or of the Fund's Members, unless and until Custodian receives Written Instructions to the contrary.

     (c) The Fund agrees to forward to Custodian Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by Custodian or its affiliates) so that Custodian receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Custodian or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or Custodian's ability to rely upon such Oral Instructions.

6.   Right to Receive Advice.

     (a) Advice of the Fund. If Custodian is in doubt as to any action it should or should not take, Custodian may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

     (b) Advice of Counsel. If Custodian shall be in doubt as to any question of law pertaining to any action it should or should not take, Custodian may, at its own expense, request advice from counsel of its own choosing or, at the Fund's expense, request advice from counsel for the Fund.

     (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions Custodian receives from the Fund, and the advice it receives from counsel, Custodian shall be entitled to rely upon and follow the advice of counsel. Custodian shall promptly inform the Fund in writing (via e-mail or otherwise) of such a conflict.

     (d) Protection of Custodian. Custodian shall be without liability for any action Custodian takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions Custodian receives from or on behalf of the Fund or from counsel and which Custodian believes, reasonably and in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon Custodian (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions, unless under the terms of other provisions of this Agreement, the same is a condition of Custodian's properly taking or not taking such action. Nothing in this Section shall excuse Custodian when an action or omission on the part of Custodian constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by Custodian of any duty, obligation or responsibility under this Agreement.

7. Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of Custodian, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be promptly provided by Custodian to the Fund or to an authorized representative of the Fund, at the Fund's expense.

8. Confidentiality. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Custodian, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Custodian a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if: (a) it is already known to the receiving party at the time it is obtained; (b) it is or becomes publicly known or available through no wrongful act of the receiving party; (c) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) it is released by the protected party to a third party without restriction; (e) it is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) release of such information by Custodian is necessary and appropriate in connection with the provision of services under this Agreement; (g) it is relevant to the defense of any claim or cause of action asserted against the receiving party and is disclosed in connection with such defense; or
     (h) it has been or is independently developed or obtained by the receiving party.

9. Cooperation with Accountants. Custodian shall cooperate with the Fund's independent public accountants and shall take all reasonable action to make any requested information available to such accountants as reasonably requested by the Fund.

10. Custodian System. Custodian shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights (collectively, "Proprietary Information" to the extent that any such Proprietary Information is developed or owned by Custodian and utilized by Custodian in connection with the services provided by Custodian to the Fund. Nothing herein shall be interpreted to confer upon or grant to Custodian any right, title or interest in property of the Fund, investment adviser or their respective affiliates.

11. Disaster Recovery. Custodian shall maintain in effect at all times during the term of this Agreement a commercially reasonable disaster recovery plan. Without in any way limited the foregoing, Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. In the event of equipment failures, Custodian shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. Subject to the foregoing, Custodian shall have no liability with respect to the loss of data or service interruptions caused by equipment failure beyond its reasonable control, provided such loss or interruption is not caused by Custodian's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

12. Compensation. As compensation for custody services rendered by Custodian during the term of this Agreement, the Fund will pay to Custodian a fee or fees as may be agreed to in writing from time to time by the Fund and Custodian. The Fund acknowledges that Custodian may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

13. Indemnification. The Fund agrees to indemnify, defend and hold harmless Custodian and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which Custodian takes (i) at the request or the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions; provided, however, that neither Custodian, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by Custodian's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of Custodian's activities under this Agreement. The provisions of this Section 13 shall survive termination of this Agreement.

14.  Responsibility of Custodian.

     (a) Custodian shall be under no duty to take any action hereunder on behalf of the Fund except to the extent necessary to fulfill its duties and obligations as specified in this Agreement or as may be specifically agreed to by Custodian and the Fund in a written amendment hereto. Custodian shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. Custodian shall be liable only for any damages arising out of Custodian's failure to perform its duties under this Agreement to the extent such damages arise out of Custodian's willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

     (b) Subject to its obligations under Section 11 of this Agreement and provided that if it has acted in accordance with the standard of care set forth above, (i) Custodian shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; severe elements of nature; or non-performance by a third party; and (ii) Custodian shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which Custodian reasonably believes to be genuine.

     (c) Notwithstanding anything in this Agreement to the contrary, neither Custodian nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by Custodian or its affiliates.

     (d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

     (e) The provisions of this Section 14 shall survive termination of this Agreement.

15.  Description of Services.

     (a) Delivery of the Property. The Fund will deliver or arrange for delivery to Custodian, all the Property owned by the Fund, including cash received as a result of the distribution of Interests, during the term of this Agreement. Custodian will not be responsible for such property until actual receipt.

     (b) Receipt and Disbursement of Money. Custodian, acting upon Written Instructions, shall open and maintain separate accounts (each an "Account") in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. Custodian shall make cash payments from or for the Accounts only for:

          (i) purchases of securities in the name of the Fund, Custodian, Custodian's nominee or a sub-custodian or nominee thereof as provided in sub-section (j) and for which Custodian has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

          (ii) purchase  or  redemption  of  Interests   pursuant  to  Written
               Instructions;

         (iii) payment of, subject to Written Instructions, interest, taxes (provided that tax which Custodian considers is requested to be deducted or withheld "at source" will be governed by Section 15(h)(iii)(B) of this Agreement), administration, accounting, advisory and management fees which are to be borne by the Fund;

          (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the Members, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to Members, or, in lieu of paying the Fund's transfer agent, Custodian may arrange for the direct payment of cash dividends and distributions to Members in accordance with procedures mutually agreed upon from time to time by and among the Fund, Custodian and the Fund's transfer agent;

          (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to Custodian;

          (vi) payments of the amounts of dividends received with respect to securities sold short;

         (vii) payments to Custodian for its services hereunder;

        (viii) payments to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

          (ix) other payments, upon Written Instructions.

     Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

     (c)  Receipt of Securities; Subcustodians.

          (i) Custodian shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System or through a sub-custodian or depository. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement or upon Written Instructions authorizing the transaction. In no case may any member of the Fund's Board of Managers, or any officer, employee or agent of the Fund withdraw any securities.

          (ii) At Custodian's own expense and for its own convenience, Custodian may enter into sub-custodian agreements with other banks or trust companies to perform duties described in this sub-section (c) with respect to domestic assets. Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of Custodian, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of Custodian. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of applicable rules and regulations. Any such arrangement will not be entered into without the prior written consent of the Fund.

         (iii) In  addition,   Custodian  may  enter  into  arrangements  with
               sub-custodians with respect to services regarding foreign assets. Any such arrangement will not be entered into without the prior written consent of the Fund.

          (iv) Custodian shall remain responsible for the acts and omissions of any sub-custodian chosen by Custodian under the terms of this sub-section (c) to the same extent that Custodian is responsible for its own acts and omissions.

     (d)  Transactions   Requiring   Instructions.   Upon   receipt   of  Oral
          Instructions or Written Instructions and not otherwise, Custodian, directly or through the use of the Book-Entry System, shall:

          (i) deliver any securities held for the Fund against the receipt of payment for the sale of such securities or otherwise in accordance with standard market practice;

          (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

         (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable at the option of the holder; provided that, in any such case, the cash or other consideration is to be delivered to Custodian;

          (iv) deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          (v) deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          (vi) make such transfer or exchanges of the assets of the Fund and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

         (vii) release securities belonging to the Fund to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

        (viii) release  and  deliver   securities  owned  by  the  Fund  in
               connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out monies of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

          (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

          (x) release and deliver securities to a broker in connection with the broker's custody of margin collateral relating to futures and options transactions;

          (xi) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to Custodian; and

         (xii) release and deliver or exchange securities owned by the Fund for other purposes.

         Custodian must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d(xii).

     (e) Use of Book-Entry System or Other Depository. Custodian is authorized and instructed, on a continuous basis, to deposit in Book-Entry System and other depositories all securities belonging to the Fund eligible for deposit therein and to utilize Book-Entry System and other depositories to the extent possible in connection with settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. Custodian shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions. Custodian shall administer Book-Entry System or other depository as follows:

          (i) With respect to securities of the Fund which are maintained in Book-Entry System or another depository, the records of Custodian shall identify by book-entry or otherwise those securities belonging to the Fund.

          (ii) Assets of the Fund deposited in Book-Entry System or another depository will (to the extent consistent with applicable law and standard practice) at all times be segregated from any assets and cash controlled by Custodian in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

          Custodian will provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

     (f) Registration of Securities. All Securities held for the Fund which are issued or issuable only in bearer form, except such securities held in the Book-Entry System or in another depository, shall be held by Custodian in bearer form; all other securities held for the Fund may be registered in the name of the Fund, Custodian, Book-Entry System, another depository, a sub-custodian, or any duly appointed nominee of the Fund, Custodian, Book-Entry System or sub-custodian. The Fund reserves the right to instruct Custodian as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System or in the name of another appropriate entity, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund.

     (g) Voting and Other Action. Neither Custodian nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of the Fund, except in accordance with Written Instructions. Custodian, directly or through the use of another entity, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials received by Custodian as custodian of the Property to the registered holder of such securities. If the registered holder is not the Fund, then Written Instructions or Oral Instructions must designate the person who owns such securities.

     (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, Custodian is authorized to take the following actions:

          (i)  Collection of Income and Other Payments.

               (A)  collect  and  receive  for the  account  of the Fund,  all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise the Fund of such receipt and credit such income, as collected, to the Fund's custodian account;

               (B) endorse and deposit for collection, in the name of the Fund, checks, drafts, or other orders for the payment of money;

               (C) receive and hold for the account of the Fund all securities received as a distribution on the Fund's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to the Fund and held by Custodian hereunder;

               (D) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, retired, or otherwise become payable (on a mandatory basis) on the date such securities become payable; and

               (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

          (ii) Miscellaneous Transactions.

               (A)  Custodian  is   authorized  to  deliver  or  cause  to  be
                    delivered Property against payment or other consideration or written receipt therefor in the following cases:

                    (1)  for examination by a broker or dealer selling for the
                         account  of  the  Fund  in  accordance   with  street
                         delivery custom;

                    (2) for the exchange of interim receipts or temporary securities for definitive securities; and

                    (3) for transfer of securities into the name of the Fund or Custodian or a sub-custodian or a nominee of one of the foregoing, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to Custodian.

               (B) unless and until Custodian receives Oral Instructions or Written Instructions to the contrary, Custodian shall:

                    (1) pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

                    (2) collect interest and cash dividends received, with notice to the Fund, to the account of the Fund;

                    (3) hold for the account of the Fund all stock dividends, rights and similar securities issued with respect to any securities held by Custodian; and

                    (4) subject to receipt of such documentation and information as Custodian may request, execute as agent on behalf of the Fund all necessary ownership certificates required by a national governmental taxing authority or under the laws of any U.S. state now or hereafter in effect, inserting the Fund's name on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

          (iii) Other Matters.

               (A) subject to receipt of such documentation and information as Custodian may request, Custodian will, in such jurisdictions as Custodian may agree from time to time, seek to reclaim or obtain a reduction with respect to any withholdings or other taxes relating to assets maintained hereunder (provided that Custodian will not be liable for failure to obtain any particular relief in a particular jurisdiction); and

               (B) Custodian is authorized to deduct or withhold any sum in respect of tax which Custodian considers is required to be deducted or withheld "at source" by any relevant law or practice.

     (i)  Segregated Accounts.

          (i) Custodian shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of the Fund. Such accounts may be used to transfer cash and securities, including securities in Book-Entry System or other depository:

               (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered closed-end investment companies; and

               (B)  upon receipt of Written Instructions, for other purposes.

     (j) Purchases of Securities. Custodian shall settle purchased securities upon receipt of Oral Instructions or Written Instructions that specify:

          (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

          (ii) the number of Interests or the principal amount purchased and accrued interest, if any;

         (iii) the date of purchase and settlement;

          (iv) the purchase price per unit;

          (v)  the total amount payable upon such purchase; and

          (vi) the name of the person from whom or the broker through whom the purchase was made. Custodian shall upon receipt of securities purchased by or for the Fund (or otherwise in accordance with standard market practice) pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

     (k) Sales of Securities. Custodian shall settle sold securities upon receipt of Oral Instructions or Written Instructions that specify:

          (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

          (ii) the number of Interests or principal amount sold, and accrued interest, if any;

         (iii) the date of trade and settlement;

          (iv) the sale price per unit;

          (v)  the total amount payable to the Fund upon such sale;

          (vi) the name of the broker through whom or the person to whom the sale was made; and

          (vii)the location to which the security must be delivered and delivery deadline, if any.

         Custodian shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Notwithstanding the other provisions thereof, Custodian may accept payment in such form is consistent with industry practice, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

     (l)  Reports; Proxy Materials.

          (i)  Custodian shall furnish to the Fund the following reports:

               (A)  such  periodic  and  special   reports  as  the  Fund  may
                    reasonably request;

               (B) a monthly statement summarizing all transactions and entries for the account of the Fund, listing each portfolio security belonging to the Fund with the adjusted average cost of each issue and the market value at the end of such month and stating the cash account of the Fund including disbursements;

               (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4 of the 1940 Act; and

               (D) such other information as may be agreed upon from time to time between the Fund and Custodian.

          (ii) Custodian shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. Custodian shall be under no other obligation to inform the Fund as to such actions or events. For clarification, upon termination of this Agreement Custodian shall have no responsibility to transmit such material or to inform the Fund or any other person of such actions or events.

     (m) Crediting of Accounts. If Custodian in its sole discretion credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of Custodian's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of Custodian's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) Custodian is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation Custodian is required to repay to a third party such amounts so credited, or if any Property has been incorrectly credited, Custodian shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund. Nothing herein or otherwise shall require Custodian to make any advances or to credit any amounts until Custodian's actual receipt thereof. The Fund hereby grants a first priority contractual possessory security interest in and a right of setoff against the assets maintained in an Account hereunder in the amount necessary to secure the return and payment to Custodian of any advance or credit made by Custodian (including charges related thereto) to such Account.

     (n) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by Custodian) shall be at the sole risk of the Fund. If payment is not received by Custodian within a reasonable time after proper demands have been made, Custodian shall notify the Fund in writing, including copies of all demand letters, any written responses and memoranda of all oral responses and shall await instructions from the Fund. Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. Custodian shall also notify the Fund in writing as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

     (o) Foreign Exchange. Custodian and/or sub-custodians may enter into or arrange foreign exchange transactions (at such rates as they may consider appropriate) in order to facilitate transactions under this Agreement, and such entities and/or their affiliates may receive compensation in connection with such foreign exchange transactions. Custodian agrees that it will provide to the Fund upon request information concerning the aforementioned rates.

16. Duration and Termination. This Agreement shall continue until terminated by the Fund or Custodian on 120 days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to Custodian or vote of the Members of the Fund to dissolve or to function without a custodian of its cash, securities or other property), Custodian shall not deliver cash, securities or other property of the Fund to the Fund. If the Agreement is terminated by the Fund and a successor custodian is not identified by the Fund prior to the effective date of termination, Custodian may deliver the Fund's cash, securities and other property to a bank or trust company of Custodian's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. If the Agreement is terminated by Custodian and a successor custodian is not identified by the Fund prior to the effective date of termination, Custodian may deliver the Fund's cash, securities and other property to a bank or trust company mutually agreed-upon between Custodian and the Fund, such agreement not to be unreasonably withheld or delayed, as a custodian for the Fund, provided however, if such mutual agreement is not timely made, Custodian may deliver the Fund's cash, etc. to a bank or trust company in accordance with the foregoing sentence.

17. Notices. Notices shall be addressed (a) if to Custodian at [_____________], Attention: [_________]; (b) if to the Fund, at Banc of
     America Capital Management, Bank of America Plaza, NC1-002-33-31, 101 South Tryon Street, Charlotte, North Carolina 28255, Attention:
     President; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming electronic, hand or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19. Assignment. Custodian may assign its rights hereunder to any majority-owned direct or indirect subsidiary of Custodian provided that Custodian gives the Fund 30 days prior written notice of such assignment.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.  Miscellaneous.

     (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

     (b) No Representations or Warranties. Except as expressly provided in this Agreement, Custodian hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. Custodian disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

     (c) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to
          (i) make any modifications to its registration statement or (ii) adopt any policies, which would affect materially the obligations or responsibilities of Custodian hereunder without the prior written approval of Custodian, which approval shall not be unreasonably withheld or delayed.

     (d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (e) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (f) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

CUSTODIAN                                                     BACAP ALTTERNATIVE
                                                     MULTI-STRATEGY FUND, L.L.C.


By: _______________________________     By: ____________________________________
Title: ____________________________     Title: _________________________________

03564.0004 #375068